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                                                                    EXHIBIT 3.4

                             CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                         OF
                               WISDOM HOLDINGS, INC.
                               A DELAWARE CORPORATION


          Wisdom Holdings, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

          1. The Corporation has not received any payment for any of its stock.

          2. The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by unanimous written consent of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of
Delaware:

          "NOW, THEREFORE, BE IT RESOVLED, that the Certificate of Incorporation of the Corporation be amended by striking
          ARTICLE I in its entirety and replacing therefor:

                                     ARTICLE I

               The name of the corporation shall be InterDent, Inc."



                [Signature Page to Certificate of Amendment Follows]

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     IN WITNESS WHEREOF, Wisdom Holdings, Inc. has caused this Certificate of
Amendment to be signed and attested by its duly authorized officer, this 8th day of February, 1999.


                                        WISDOM HOLDINGS, INC.


                                        /s/ MICHAEL T. FIORE
                                        ---------------------------------------
                                        Michael T. Fiore
                                        President and Chief Executive Officer



Attest:

/s/ L. THEODORE VAN EERDEN
-----------------------------------
L. Theodore Van Eerden
Secretary

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